Exhibit 10.1

FIRST AMENDMENT TO PROMISSORY NOTE

This First Amendment to Promissory Note (the "Amendment") is dated as of October 28, 2025, by and between Lucius Partners opportunity fund, lp, a Delaware limited partnership (“Lender”) and Unite Acquisition 2 Corp., a Delaware corporation (“Borrower”).

WHEREAS, Lender and Borrower entered into that certain Promissory Note dated October 28, 2024 (the "Note") whereby Borrower promised to pay to the order of the Lender the sum of TWO HUNDRED SEVENTY FIVE THOUSAND AND NO 1/100’s DOLLARS ($275,000.00) plus interest on any and all principal amounts remaining unpaid under the Note from time to time from the date thereof until payment in full of all amounts due there under; and

WHEREAS, the Borrower and Lender intend to amend the Note to extend the “Maturity Date”, which is currently defined in the Note as October 28, 2025; and

WHEREAS, the Lender and Borrower now desire to amend and modify the Note in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, including the issuance of the Warrant as defined in Paragraph 2 below, and intending to be legally bound hereby, Lender and Borrower hereby agree as follows, notwithstanding anything to the contrary contained in the Note:

1. The “Maturity Date” as defined in the Note shall now be October 28, 2026.

2. Extension Warrant. As consideration for the extension of the Note, the Borrower hereby agrees to issue to the Lender a warrant to purchase 30,000 shares of common stock, par value $0.0001 per share, of the Lender, which Warrant shall have the terms and conditions as set forth in the attached Exhibit A.

3. Representations and Warranties of Lender. Lender hereby represents and warrants to Borrower that:

A. Lender is acquiring the Warrant for its own account, for investment purposes only. Lender understands that an investment in the Warrant involves a high degree of risk, and Lender has the financial ability to bear the economic risk of this investment in the Warrant, including a complete loss of such investment. Lender has adequate means for providing for its current financial needs and has no need for liquidity with respect to this investment.

B. Lender has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of associated with the Warrant and in protecting its own interest in connection with this transaction.

C. Lender understands that the Warrant has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities laws. Lender is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer on the Warrant may result in Lender being required to hold the Warrant for an indefinite period of time. Lender is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act.

D. Lender agrees not to sell, transfer, assign, gift, create a security interest in, or otherwise dispose of, with or without consideration (collectively, “Transfer”) the Warrant or any part thereof except pursuant to an effective registration statement under the Securities Act or an exemption from registration. As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to the Company any Transfer of the Warrant by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, the Company may require the contemplated transferee to furnish the Company with an investment letter setting forth such information and agreements as may be reasonably requested by the Company to ensure compliance by such transferee with the Securities Act.

4. Continuation; Ratification of Note. As expressly hereby amended and modified, the Note shall continue in full force and effect; Lender and Borrower hereby ratify and confirm said Note, as amended herein.

5. Binding Effect. This Amendment to the Note shall be binding upon Lender and Borrower, and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Promissory Note to be duly executed as of the day, month and year first above written.

Lucius Partners Opportunity Fund LP (Lender)

By:	/s/ James Ahern
James Ahern, Duly Authorized

Unite Acquisition 2 Corp. (Borrower)

By:	/s/ Nathan P. Pereira
Nathan P. Pereira, Chief Executive Officer

Exhibit A

Form of Warrant